Exhibit 24

POWER OF ATTORNEY

The undersigned constitutes and appoints JOSE M. DE LASA, LAURA J. SCHUMACHER, JOHN A. BERRY and DEBORAH K. KOENEN, and each of them individually, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to sign any and all Securities and Exchange Commission (“SEC”) statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the SEC.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

Dated: March 15, 2004

/s/ Holger A. Liepman
Signature of Reporting Person
Holger A. Liepman
Senior Vice President
Name and Title

Abbott Laboratories
100 Abbott Park
Abbott Park, IL 60064-6400